Exhibit 99.1

Corning Prices $750 Million of Senior Unsecured Notes

CORNING, N.Y., February 15, 2012 – Corning Incorporated (NYSE: GLW) announced today that it has priced $250 million aggregate principal amount of senior unsecured notes at a coupon of 4.70%. The notes will mature on March 15, 2037. Additionally, the company has priced $500 million aggregate principal amount of senior unsecured notes at a coupon of 4.75%, which will mature on March 15, 2042. Subject to customary closing conditions, the transactions are expected to close on February 21, 2012. Net proceeds of the offering will be used for general corporate purposes.

J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC served as joint book-running managers and underwriters for the offering. The offering of the notes is being made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained by contacting: J.P. Morgan Securities Inc., 270 Park Avenue, 8th Floor, New York, NY 10017, Attn: Investment Grade Syndicate Desk, (212) 834-4533 or Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, Attn: Capital Markets Client Support, (800) 326-5897 or cmclientsupport@wellsfargo.com. An electronic copy of the prospectus supplement and the accompanying prospectus will also be available on the website of the Securities and Exchange Commission at http://www.sec.gov.

The offering is being made pursuant to an effective automatic shelf registration statement filed with the Securities and Exchange Commission on December 1, 2011.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated

Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy, and metrology.

Media Relations Contact:

Daniel F. Collins

(607) 974-4197

collinsdf@corning.com

Investor Relations Contact:

Kenneth C. Sofio

(607) 974-7705

sofiokc@corning.com